UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November16, 2018

                      FLEXIBLE SOLUTIONS INTERNATIONAL INC.
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)

        Nevada                         001-31540                 91-1922863
  --------------------             ------------------        ------------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
of incorporation)                                            Identification No.)

                                  6001 54 Ave.
                         Taber, Alberta, Canada T1G 1X4
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (250) 477-9969


                                       N/A
                   -----------------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
    CFR 230.425)

[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:


         Title of         Trading              Name of each exchange
        each class        Symbol(s)             on which registered
       -----------        --------             --------------------
       Common Stock         FSI                    NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [ ]

Item 2.01   Completion of Acquisition or Disposition of Assets

     On November 16th, 2018 the Company acquired 65% of ENP Investments, LLC, a manufacturer, distributor and retailer of specialty agriculture products which are used for golf courses, turf and ornamental plants.

     The purchase price for the 65% interest in ENP was US$5.11 million and was paid with cash of US$4.11 million and a convertible note in the principal amount of US$1.00 million. The note is unsecured, bears interest at 5% per year, and is payable on September 30, 2023. The Company, at its option, may extend the maturity date of the note to September 30, 2028. The note, at the option of the holder of the note, may be converted into 400,000 shares of the Company's common stock.

     The interest in ENP was acquired from the owners of ENP, none of whom had or have any relationship with the Company or the Company's officers or directors.

     The financial statements of ENP as required by Item 2.01 of Form 8-K are filed with this amended report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      See Item 2.01 of this report.

Item 9.01   Financial Statements and Exhibits

Exhibits

(a) Financial statements of ENP Investments, LLC

(b) Proforma financial statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 21, 2018
                                 FLEXIBLE SOLUTIONS INTERNATIONAL, INC.



                                 By: /s/ Daniel B. O'Brien
                                     --------------------------------------
                                     Daniel B. O'Brien, President and Chief
                                     Executive Officer

                                       (a)

Report of the Independent Registered Public Accounting Firm

To the Partners of ENP Investments LLC:


Opinion on the Financial Statements

We have audited the accompanying financial statements of ENP Investments LLC (the "Company"), which comprise the balance sheets as at September 30, 2018 and December 31, 2017, and the statements of income, statements of members units and cash flows for the periods then ended, and the related notes, comprising a summary of significant accounting policies and other explanatory information (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2018 and December 31, 2017, and its financial performance and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

MNPLLP
Chartered Professional Accountants



Vancouver, BC
June 21, 2019

ENP INVESTMENTS, LLC
Balance Sheet
(U.S. Dollars)


                                                      As of            As of
                                                  September 30,     December 31,
                                                       2018             2017
Assets

Current:
  Cash and cash equivalents                        $     16,823     $     10,521
  Accounts receivable (Note 3)                        1,072,322        1,053,562
  Inventory (Note 4)                                  1,849,686        2,010,079
  Prepaid expenses                                       66,457          267,163
--------------------------------------------------------------------------------
Total current assets                                  3,341,325        3,005,288
  Property, equipment and leaseholds, net
(Note 5)                                                728,162          590,765
  Intangible asset (Note 6)                              48,000                -
  Long term deposits (Note 8)                            12,079           12,072
  Investments (Note 9)                                  118,135          115,347
  Goodwill (Note 7)                                     189,000          189,000
--------------------------------------------------------------------------------
Total assets                                          4,100,664        4,248,509
================================================================================

Liabilities
Current:
  Accounts payable and accrued liabilities              209,940          199,859
  Wages payable and accrued wage liabilities            218,696           54,759
  Deferred state replacement tax                          6,003            6,542
  Deferred revenue (Note 12)                             16,941           80,884
  Provision                                              22,971            2,500
  Short term line of credit (Note 10)                   110,734        1,465,298
  Current portion of long term debt (Note 11)            43,635           36,341
--------------------------------------------------------------------------------
  Total current Liabilities                             628,920        1,846,183
  Long term debt (Note 11)                              163,286           22,970
--------------------------------------------------------------------------------
Total Liabilities                                       792,206        1,869,153

Equity
  Membership units                                       10,000           10,000
  Retained earnings                                   3,298,458        2,369,356
--------------------------------------------------------------------------------
Total equity                                          3,308,458        2,379,356
--------------------------------------------------------------------------------
Total liabilities and members' equity             $   4,100,664   $    4,248,509
================================================================================

                       See Notes to Financial Statements.

ENP Investments LLC
Statements of Income
(U.S Dollars)


                                            For the nine months   For the year
                                            ended September 30,  ended December
                                                   2018             31, 2017


Revenue (Note 14)                                $     6,419,642   $   7,624,901

Cost of sales                                          4,047,627       4,374,111
--------------------------------------------------------------------------------
Gross income                                           2,372,015       3,250,790

Operating Expenses:
  Wages                                                  281,887         302,039
  Administrative salaries and benefits                   121,875         230,704
  Advertising and promotion                              156,382         201,851
  Office and miscellaneous expenses                       43,401          40,320
  Insurance                                               60,634          74,244
  Interest expense                                        51,479          39,526
  Rent                                                     4,633          10,769
  Consulting                                              31,920          49,099
  Professional fees                                       64,951          95,519
  Travel                                                  97,781         112,469
  Telecommunications                                      14,028          17,992
  Research                                                14,481          88,831
  Bad debt                                                     -         128,736
Total operating expenses                                 943,452       1,392,099


Operating Income                                       1,428,563       1,858,691
  Interest income                                          2,236           4,749
  Other Income                                             9,956          14,277
  Gain on the sale of assets                                 150               -
--------------------------------------------------------------------------------
Net Income                                             1,877,717       1,440,905

                                                               -               -

Weighted average units outstanding                       102,041         102,041
--------------------------------------------------------------------------------
Basic earnings per unit                                    14.12           18.40
================================================================================


                       See Notes to Financial Statements.

ENP Investments LLC
Statement of Cash Flows
(U.S Dollars)

                                                            For the nine       For the year
                                                             months ended      ended December
                                                          September 30, 2018      31, 2017
------------------------------------------------------------------------------------------------
Operating Activities:
  Net Income                                                   $   1,440,905     $    1,877,717
  Adjustments to reconcile net income to net cash:

    Depreciation of property, plant and equipment                    140,137            179,790
    Investment income accounted under equity method
    (Note 8)                                                         (5,768)            (7,028)
    Increase in provision                                             20,471            (7,500)
    Gain on disposal of property, plant and equipment                   (150)
    Allowance for doubtful accounts                                        -             97,727
Changes in non-cash working capital items:
    (Increase) Decrease in accounts receivable                      (18,760)          (977,222)
    (Increase) Decrease in inventories                               160,393          (578,668)
    (Increase) Decrease in prepaids                                  200,699          (137,954)
    Increase (Decrease) in accounts payable
    and accrued liabilities                                          173,479            (1,122)
    Increase (Decrease) in deferred revenue (Note 13)                (63,943)           80,884
------------------------------------------------------------------------------------------------
Cash (used in) provided by operating activities                    2,047,463            526,624
------------------------------------------------------------------------------------------------
Investing Activities:
  Acquisition of ENP Reality LLC (Note 9)                                  -           (52,319)
  Distribution from investments (Note 9)                               2,980                  -
  Net purchase of property, equipment and leaseholds               (277,384)          (132,743)
  Purchase of intangible                                            (48,000)                  -
  Distribution to members                                          (548,003)        (1,191,745)
------------------------------------------------------------------------------------------------
Cash (used in) provided by investing activities                    (870,407)        (1,376,807)
------------------------------------------------------------------------------------------------
Financing Activities:
  Change in short term line of credit, net                       (1,354,564)            939,552
  Payment of loans (net)                                             147,610           (22,773)
  Notes receivable from units purchased                               36,200           (66,200)
------------------------------------------------------------------------------------------------
Cashflow proved by (used in) financing activities                (1,170,754)            850,579
------------------------------------------------------------------------------------------------
Inflow (outflow) of Cash
                                                                       6,302                396
Cash and cash equivalents, beginning                                  10,521             10,125
------------------------------------------------------------------------------------------------
Cash and cash equivalents, ending                                     16,823             10,521
================================================================================================
Supplemental disclosure of cashflow information
  Interest paid                                                       54,039             38,424

                       See Notes to Financial Statements.

ENP Investments LLC
Statement of Members' Equity
For the Year Ended December 31, 2017 and Nine Months Ended September 30, 2018 (U.S Dollars)


                                                 Units
                               -------------------------------------------
                                      Units               Balance          Retained Earnings           Total
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2016
                                            102,041               10,000             1,779,584             1,789,584
Partner distribution                              -                    -           (1,191,745)           (1,191,745)
Note receivable from units
purchased                                         -                    -              (96,200)              (96,200)
Net income                                        -                    -             1,877,717             1,877,717
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2017
                                            102,041               10,000             2,369,356             2,379,356
Partner distribution                              -                    -             (548,003)             (548,003)
Note receivable from units
purchased                                                                               36,200                36,200
Net income                                        -                    -             1,440,905             1,440,905
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2018                 102,041               10,000             3,298,458             3,308,458
---------------------------------------------------------------------------------------------------------------------


                       See Notes to Financial Statements.

                              ENP INVESTMENTS, LLC
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2018 and December 31, 2017

                                 (U.S. Dollars)
1.    BASIS OF PRESENTATION.

     These financial statements include the accounts of EnP Investments, LLC (the "Company"). The Company was incorporated December 23, 2010 in the State of Indiana.

     EnP  Investments,   LLC  develops,   manufactures  and  markets   specialty
fertilizer products to distributors who resell these products to primarily golf courses and the lawn care industry.

2.    SIGNIFICANT ACCOUNTING POLICIES.

     These financial statements have been prepared on a historical cost basis, except where otherwise noted, in accordance with accounting principles generally accepted in the United States applicable to a going concern and reflect the policies outlined below.

(a) Cash and Cash Equivalents.

     The Company considers all highly liquid investments purchased with an original or remaining maturity of less than three months at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with several financial institutions.

(b)   Inventories and Cost of Sales

     The Company has three major classes of inventory: completed goods, raw materials and packaging. In all classes, inventories are stated at the lower of cost and net realizable value. Cost is determined on a weighted average. Cost of sales includes all expenditures incurred in bringing the goods to the point of sale. Inventory costs and costs of sales include direct costs of the raw material, inbound freight charges, direct and indirect labor costs, warehousing costs, handling costs (receiving and purchasing) and utilities and overhead expenses related to the Company's manufacturing and processing facilities.

      (c)   Trade Receivables and Allowance for Doubtful Accounts

     Trade accounts receivable are recorded at the invoice amount and do not bear interest. The Company provides an allowance for doubtful accounts when management estimates collectability to be uncertain. Accounts receivable are continually reviewed to determine which, if any, accounts are doubtful of collection. In making the determination of the appropriate allowance amount, the Company considers current economic and industry conditions, relationships with each significant customer, overall customer credit-worthiness and historical experience.

      (d) Property, Equipment, Leaseholds and Intangible Assets.

     The following assets are recorded at cost and depreciated using the methods and annual rates shown below:

                 -----------------------------------------------------
                 Computer hardware             Straight-line over 3 years
                 Furniture and fixtures        Straight-line over 7 years
                 Manufacturing equipment       Straight-line over 7 years
                 Vehicles                      Straight-line over 5 years
                 Technology                    Straight-line over 3 years
                 Leasehold improvements        Straight-line over lease term
                 -----------------------------------------------------

     Property and equipment are written down to net realizable value when management determines there has been a change in circumstances which indicates their carrying amounts may not be recoverable. No write-downs have been necessary to date.

      (e) Impairment of Long-Lived Assets.

     In accordance with FASB Codification Topic 360, "Property, Plant and Equipment (ASC 360), the Company reviews long-lived assets, including, but not limited to, property, equipment, leaseholds, and other assets, for impairment annually or whenever events or changes in circumstances indicate the carrying amounts of assets may not be recoverable. The carrying value of long-lived assets is assessed for impairment by evaluating operating performance and future undiscounted cash flows of the underlying assets. If the expected future cash flows of an asset is less than its carrying value, an impairment measurement is indicated. Impairment charges are recorded to the extent that an asset's carrying value exceeds its fair value. Accordingly, actual results could vary significantly from such estimates. There were no impairment charges during the periods presented.

      (f)   Foreign Currency.

      All transactions are recorded in USD. The Company does purchase and sell to foreign companies. All payments and sales are made and received are in USD. Any foreign currency translations are based on the exchange rate on the date of the transaction.

      (g) Revenue Recognition.

     We follow a five-step  model for revenue  recognition.  The five steps are:
(1) identification of the contract(s) with the customer, (2) identification of the performance obligation(s) in the contract(s), (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligation, and (5) recognition of revenue when (or as) the performance obligation is satisfied. We have fulfilled our performance obligations when control transfers to the customer, which is generally at the time the product is shipped since risk of loss is transferred to the purchaser upon delivery to the carrier. For shipments which are F.O.B. shipping point, the Company has elected to account for shipping and handling activities as a fulfillment cost rather than as an additional promised service and performance obligation.

     The Company recognizes revenue when there are no significant remaining performance obligations. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled. To date there have been no such significant post-delivery obligations.

     Since the Company's inception, product returns have been insignificant; therefore, no provision has been established for estimated product returns.

     Deferred revenues consist of products sold to distributors with payment terms greater than the Company's customary business terms due to lack of credit history or operating in a new market in which the Company has no prior experience. The Company defers the recognition of revenue until the criteria for revenue recognition has been met, and payments become due or cash is received from these distributors.

      (h) Use of Estimates.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact the results of operations and cash flows.

     Estimates and underlying assumptions are reviewed at each period end. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

     Significant areas requiring the use of management estimates include assumptions and estimates relating to the valuation of goodwill and intangible assets, asset impairment analysis, share-based payments and warrants, valuation allowances for deferred income tax assets, determination of useful lives of property, equipment and leaseholds and intangible assets, and the valuation of inventory.

      (i) Financial Instruments.

     The fair market value of the Company's financial instruments comprising cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, and short-term line of credit were estimated to approximate their carrying values due to immediate or short-term maturity of these financial instruments.

      (j) Fair Value of Financial Instruments

     Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs described below, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.

     o Level 1 - Quoted prices in active markets for identical assets or liabilities

     o Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

     o Level 3 -- Unobservable inputs that are supported by little or no market activity which is significant to the fair value of the assets or liabilities.

     The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and the short-term line of credit for all periods presented approximate their respective carrying amounts due to the short-term nature of these financial instruments.

      (k)   Contingencies

     Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

     If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

     Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Legal fees associated with loss contingencies are expensed as incurred.

      (l) Income Taxes

     The Company was formed as a limited liability corporation, which is treated as partnerships for income tax purposes. Under this form of entity, profits and losses are passed directly to the members for inclusion in their income tax returns. Accordingly, no liability or provision for federal or state income taxes is included in the accompanying financial statements for the entity.

     Management has evaluated uncertain tax positions and believes an accrual is not necessary as any liability would be passed through to the shareholders and members. The Company files income tax returns in the U.S. federal jurisdiction and state jurisdiction.

      (m) Risk Management.

     The Company's credit risk is primarily attributable to its accounts receivable. The amounts presented in the accompanying balance sheets are net of allowances for doubtful accounts, estimated by the Company's management based on prior experience and the current economic environment. The Company is exposed to credit-related losses in the event of non-payment by customers. Credit exposure is minimized by dealing with only credit worthy counterparties. Accounts receivable for the Company's three primary customers totaled $963,484 (90%) at September 30, 2018 (December 31, 2017 - $1,019,218 or 97%).

     The credit risk on cash and cash equivalents is limited because the Company limits its exposure to credit loss by placing its cash and cash equivalents with major financial institutions. The Company maintains cash balances at financial institutions which at times exceed federally insured amounts. The Company has not experienced any material losses in such accounts.

      (n)   Equity Method Investment

     The Company accounts for investments using the equity method of accounting if the investment provides the Company the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company's ownership interest in the voting stock of the investee ranges between 20% and 50%, although other factors, such as representation on the investee's board of directors, are considered in determining whether the equity method of accounting is appropriate. Under the equity method of accounting, the investment is recorded at cost in the balance sheets under other assets and adjusted for dividends received and the Company's share of the investee's earnings or losses together with other-than-temporary impairments which are recorded through interest and other loss, net in the statements of income and comprehensive income.

      (o) Goodwill and intangible assets

     Goodwill represents the excess of the purchase price of an acquired entity over the amounts assigned to the assets acquired and liabilities assumed.
Goodwill is not amortized but is reviewed for impairment annually or more frequently if certain impairment conditions arise. The Company performs an annual goodwill impairment review in the fourth quarter of each year at the reporting unit level. The evaluation can begin with a qualitative assessment of the factors that could impact the significant inputs used to estimate fair value. If after performing the qualitative assessment, it is determined that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill, then no further analysis is necessary. However, if the results of the qualitative test are unclear, the Company performs a quantitative test, which involves comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses an income-based valuation method, determining the present value of future cash flows, to estimate the fair value of a reporting unit. If the fair value of a reporting unit exceeds its positive carrying amount, goodwill of the reporting unit is considered not impaired, and no further analysis is necessary. If the fair value of the reporting unit is less than its carrying amount, goodwill impairment would be recognized equal to the amount of the carrying value in excess of the reporting unit's fair value, limited to the total amount of goodwill allocated to the reporting unit.

     Intangible assets primarily include trademarks and trade secrets with indefinite lives and customer-relationships with finite lives. Intangible assets with indefinite lives are not amortized but are tested for impairment on an annual basis, or more frequently if indicators of impairment are present. Indefinite lived intangible assets are assessed using either a qualitative or a quantitative approach. The qualitative assessment evaluates factors including macro-economic conditions, industry and company-specific factors, legal and regulatory environments, and historical company performance are evaluated in assessing fair value. If it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying value, a quantitative test is then performed. Otherwise, no further testing is required. When using a quantitative approach, the Company compares the fair value of the reporting unit to its carrying amount, including goodwill. If the estimated fair value of the reporting unit is less than the carrying amount of the reporting unit, impairment is indicated, requiring recognition of an impairment charge for the differential.

     Qualitative assessments of goodwill and indefinite-lived intangible assets were performed in 2018 and 2017. Based on the results of assessment, it was determined that it is more likely than not the reporting unit, customer lists and trademarks had a fair value in excess of carrying value. Accordingly, no further impairment testing was completed, and no impairment charges related to goodwill or indefinite-lived intangibles were recognized during the fiscal period ended December 31, 2018.

     Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. The Company reviews for impairment indicators of finite-lived intangibles and other long-lived assets as described in the "Property and Equipment" significant accounting policy.

      (p) Adoption of new accounting principles

     In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which has been updated through several revisions and clarifications since its original issuance and supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition. The standard requires revenue recognized to represent the transfer of promised goods or services to customers at an amount that reflects the consideration which a company expects to receive in exchange for those goods or services. The standard also requires new, expanded disclosures regarding revenue recognition. The standard was adopted for the current year using the modified retrospective approach and had no material effect on the financial statements.

     On January 1, 2018, the Company adopted ASU No. 2016-01, Financial Instruments--Overall (Subtopic 825-10) Recognition and Measurement of Financial Assets and Financial Liabilities, which changes the income statement impact of equity investments held by an entity. The amendments require the unrealized gains or unrealized losses of equity instruments measured at fair value to be recognized in net income. Our adoption of this ASU had no material effect on the financial statements.

      (q)   Accounting Pronouncements Not Yet Adopted

     In February 2016, the FASB issued ASU 2016-02, Leases. The standard will require lessees to recognize most leases on their balance sheet and makes selected changes to lessor accounting. The standard is effective for annual and interim reporting periods beginning after December 15, 2018. A modified retrospective transition approach is required, with certain practical expedients available. The Company will be required to capitalize its leases on the warehouse and manufacturing buildings which will have a material impact on our financial statements.

3.    ACCOUNTS RECEIVABLE
      -----------------------------------------------------------------------
                                         2018           2017
                                     ----------------------------------------
      Accounts receivable            $ 1,072,322     $ 1,151,289
      Allowances for doubtful
      accounts                                 -         (97,727)
                                     -------------- -------------------------
                                     $ 1,072,322     $ 1,151,289
                                     -------------- -------------------------

Included in the above accounts receivable is $779,818 due from a related parties as at September 30, 2018 ($666,134- December 31, 2017). See Note 13.

4.    INVENTORIES
      -----------------------------------------------------------------------
                                         2018           2017
                                     ----------------------------------------

      Completed goods                $ 1,024,597      $ 1,281,947
      Raw materials and packaging        825,089          728,132
                                     -------------- -------------------------
                                     $ 1,849,686      $ 2,010,079
      -----------------------------------------------------------------------

5.    PROPERTY, EQUIPMENT AND LEASEHOLDS


                                     Building      Vehicles        Equipment        Furnitures           Total
                                 Improvements                                     and Fixtures
                               --------------------------------------------------------------------------------
Cost

Balance at December 31, 2016           53,537            164,023        850,195         80,866       1,148,621
Additions                                   -             65,041         67,701              -         132,742
Disposals                                   -                  -              -              -               -
                               --------------------------------------------------------------------------------
Balance at December 31, 2017           53,537             229,064       917,896         80,866       1,281,363
Additions                              74,842              42,356       178,412          3,800         299,409
Disposals                                   -             (78,022)            -           (400)        (78,422)
                               --------------------------------------------------------------------------------
Balance at December 31, 2018          128,378             193,397     1,096,308         84,266       1,502,350
                               --------------------------------------------------------------------------------

Accumulated depreciation

Balance at December 31, 2016            7,873             50,658        367,499         67,385         493,415
Additions                              22,802             39,297        126,128          8,956         197,183
Disposals
                               --------------------------------------------------------------------------------

Balance at December 31, 2017           30,674             89,955        493,628         76,341         690,598
Additions                               9,387             31,261         95,865          3,624         140,137
Disposals                                   -            (56,147)                         (400)        (56,547)
                               --------------------------------------------------------------------------------

Balance at December 31, 2018           40,061             65,069        598,493         79,565         774,188
                               --------------------------------------------------------------------------------
Net book value

Balance at December 31, 2016           45,664            113,365        482,696         13,481         655,206
                               ================================================================================
Balance at December 31, 2017           22,863            139,108        424,269          4,525         590,765
                               ================================================================================
Balance at September 30, 2018          88,317            128,328        506,815          4,701         728,162
                               ================================================================================

Amount of depreciation expense for 2018: $140,137 (2017: $179,790) is included in cost of sales in the statements of income.

  6.  INTANGIBLE ASSET -

     On April 10, 2018 the Company entered into a contract with EduSource to create reports from soil samples submitted by Company personnel that diagnose nutrient deficiencies, optimize nutrient applications, and develop the right course of action for the turf's specific needs through a comprehensive soil testing. As of September 30, 2018, the Company has spent $48,000 on this project and it introduced the "Soil Solver" approach for the 2019 season. The Company estimates the useful life to be 3 years and started amortizing the asset beginning January 1, 2019.

     Estimated amortization expense over the next five years is as follows:

--------------------------------------------
2019                               $ 16,000
2020                                 16,000
2021                                 16,000
--------------------------------------------

7.    GOODWILL

      Balance as of December 31, 2016           $189,000
      Additions                                 -
      Impairment                                -
                                            -------------
      Balance as of December 31, 2017            189,000

      Additions                                        -
      Impairment                                       -
                                            -------------
      Balance as of September 30, 2018            189,000
                                            -------------
8.    LONG TERM DEPOSITS

     The Company has security deposits that are long term in nature which consist of damage deposits held by landlords and certificate of deposits.

                                    2018 2017
                                      -----------------------
                                      -----------------------

      Long term deposits              $12,079     $12,072
                                      ---------   -------

9.    INVESTMENTS

     (a) The Company has a 8.3% ownership interest in ENP Peru Investments LLC ("ENP Peru) , which was acquired in fiscal 2016. ENP Peru is a private company located in Illinois and leases warehouse space. The Company accounts for this investment using the cost method of accounting. A summary of the Company's investment follows:


                                        -----------------------
          Balance, January 1, 2017                 $    54,839
          Return of equity                            ( 4,839)
                                        -----------------------
          Balance, December 31, 2017               $    50,000
          Return of equity                                   -
                                        -----------------------
          Balance, September 30, 2018              $    50,000
                                        -----------------------

     (b) The Company has a 24% ownership interest in ENP Realty LLC ("ENP Realty), which was acquired in fiscal 2016. ENP Realty is private company located in Illinois and leases warehouse and manufacturing space. The Company accounts for this investment using the cost method of accounting. A summary of the Company's investment follows:

          Balance, January 1, 2017                $  59,570
          Return of equity                                -
                                       ---------------------
          Balance, December 31, 2017              $  59,570
                                       ---------------------
          Return of equity                            2,788
                                       ---------------------
          Balance, September 30, 2018                62,358
                                       ---------------------

     (c) The Company has a 10% ownership interest in Spero Chelates, LLC ("Spero""), which was acquired in fiscal 2016. Spero Chelates, LLC is a private company located in Indiana. The purpose of the Spero are to create, market, and sell synthetic and naturally derived chelates to various domestic and international industries, including, but not limited to: agrochemical, household and industrial cleaning, chemical processing, mining/drilling, and paper and pulp manufacturing industries. The Company accounts for this investment using the cost method of accounting. A summary of the Company's investment follows:

                                        ---------------------
          Balance, January 1, 2017                 $   5,777
          Return of equity                                 -
                                        ---------------------
          Balance, December 31, 2017               $   5,777
                                        ---------------------
          Return of equity                                 -
                                        ---------------------
          Balance, September 30, 2018              $   5,777
                                        ---------------------

10.   SHORT-TERM LINE OF CREDIT

     In February 2018, the Company signed a new agreement with Midland States Bank ("Midland") to renew the expiring credit line. The revolving line of credit is for an aggregate amount of up to $2,500,000. The interest rate of this loan is subject to change from time to time based on changes in an independent index which is the 1-month LIBOR as published in the Wall Street Journal (the "Index"). Interest on the unpaid principal balance of this loan will be calculated using a rate of 4.060 percentage points over the Index. Under no circumstances will the interest rate of this loan be less than 4.000% per annum or more than the maximum rate allowed by applicable law. The interest rate at September 30, 2018 is 6.2281% (December 31, 2017 - 5.5550%) (December 31, 2016 -
4.7711%).

     The revolving line of credit contains customary affirmative and negative covenants, including the following: compliance with laws, provisions of financial statements and periodic reports, payment of taxes, maintenance of inventory and insurance, maintenance of operating accounts at Midland, Midland's access to collateral, formation of acquisition of subsidiaries, incurrence of indebtedness, dispositions of assets, granting liens, changes in business, ownership or business locations, engaging in mergers and acquisitions, making investments or distributions and affiliate transactions. Advanced Turf Solutions, Inc., a 35% owner of Company, is a Guarantor of said loan. As of September 30, 2018, the Company was in compliance with all loan covenants.

     To secure the repayment of any amounts borrowed under the revolving line of Credit, the Company granted Midland a security interest in all inventory, equipment and fixtures and acknowledges a separate commercial security agreement from guarantor to Midland dated February 15, 2011.

     Short-term borrowings outstanding under the revolving line as of September 30, 2018 were $110,734 (December 31, 2017 - $1,465,298). Interest expense for the 9 months ended September 30, 2018 was $44,670 and $39,526 for the year ended December 31, 2017.

11.   LONG TERM DEBT

     (a) In January 2018, the Company signed a $200,000 promissory note with Midland States Bank with a rate of 5.250% to be repaid over 7 years with equal monthly installments plus interest. This money was used to purchase production equipment. The principal balance owing at September 30, 2018 is $183,951.

     The Company has committed to the following repayments:

--------------------
2018   $  8,572
2019   $ 34,287
2020   $ 34,287
2021   $ 34,287
2022   $ 34,287
2023   $ 34,287
--------------------

     (b) In March 2016, the Company signed a $45,941 promissory note with Ford Motor Credit Company with a rate of 0.00% interest to be repaid over 5 years with equal monthly installments. The balance owing at September 30, 2018 is $22,970 (December 31, 2017 - $29,861).

     The Company has committed to the following repayments:

--------------------
2018   $ 2,297
2019   $ 9,188
2020   $ 9,188
2021   $ 2,297
--------------------

Continuity                                         2018                     2017
--------------------------------------------------------------------------------
Balance, January 1                 $             59,311                   82,084

Plus:  Proceeds from loans                      200,000                        -
Less:  Payments on loan                        (52,390)                 (22,773)
--------------------------------------------------------------------------------
Balances, September 30, 2018 and   $            206,921       $           59,311
December 31, 2017
================================================================================

As at September 30, 2018, the Company paid interest of $6,809 (December 31, 2017 - $nil).

Outstanding balance                  September 30, 2018        December 31, 2017
--------------------------------------------------------------------------------
a)  Long term debt - Midland     $              183,951       $
States Bank
b)  Long term debt - Ford Credit                 22,970                   29,861

c)  Long term debt - Ally
Financial                                             -                   21,580
d)  Long term debt - Chase                            -                    7,870
--------------------------------------------------------------------------------
Long-term Debt                   $              206,921       $           36,341

Less: current portion                          (43,635)                 (30,084)
--------------------------------------------------------------------------------
                                 $              163,286       $           22,970
================================================================================

12.   DEFERRED REVENUE

     Deferred revenue relates to customer deposits paid prior the invoice being issued. The balance is reduced once items have been shipped to the customer.

                                          2018       2017
                                        ---------------------
                     Beginning Balance   80,884          -
                     Additions           16,941     80,884
                     Revenue Recognized (80,884)         -
                     ----------------------------------------
                     Ending Balance      16,941     80,884
                     ----------------------------------------

   13.      RELATED PARTY TRANSACTION

     Related party balances include transaction with related party companies and key management personnel. Details of the related party transactions are disclosed below:

a)    Related Party Company

     As at September 30, 2018 the related party company, Company A, an Indiana corporation, owns 66.64% interest of the Company (66.64% as at December 31, 2017). Company A is also a significant customer of the Company. Sales to Company A in 2018 are $2,845,940 (2017 - $1,960,422). As at September 30, 2018 Company A
owed the ENP $779,818 (2017 - $666,134). Company A guarantees the Company's $2,500,000 credit line at Midland States Bank. Company A provides medical, dental, life and vision insurance coverage for the Company's employees on their Company A Medical Plan. In 2018 the Company reimbursed medical expenses of $109,286 (2017 - $176,512) for said employee health coverage. As at September 30, 2018 the Company paid a related party company rent in the amount of $56,903 (December 31, 2017 - $71,070).

b) Key Management Personnel compensation:


                                       2018            2017
                                       ----            ----
            Compensation to
            key management          $ 278,338      $ 474,740


c) At September 30, 2018, a minority partner owed the Company $60,000 (December 31, 2017 - $96,200) for ownership purchases.

14.   SIGNIFICANT ECONOMIC DEPENDENCY.

Sales by significant customers are shown below:

                                                 2018                  2017
                                          --------------------    --------------

Company B                                 $1,320,986              $3,007,290
Company A                                  2,845,940               1,960,422
                                          --------------------    -------------
Total                                     $4,166,926              $4,967,712

Two customers accounted for $4,166,926 (65%) of sales made in 2018 (2017 - $4,967,712 or 65%). Company A is a related party. As at September 30, 2018, Accounts receivable for the Company's three primary customers totaled $963,484 or 90% (December 31, 2017 - $1,019,218 or 97%) of total account receivable.

15.   COMMITMENTS.

     The Company is committed to minimum rental payments for property and premises aggregating approximately $1,192,050 over the term of five leases, the last expiring on September 30, 2023.



      Commitments for rent in the next five years are as follows:

2018                              $   58,522
2019                              $   238,095
2020                              $   238,275
2021                              $   216,955
2022                              $   83,835
2023                              $   62,977

16.   SUBSEQUENT EVENTS.



     On October 1, 2018 Company A sold 31.64% of its own, authorized, issued and outstanding units of ownership interest of the Company to Nanochem Solutions, Inc. reducing their total ownership interest of the Company to 35%.

     On October 1, 2018, the minority partners sold all of their owned, authorized, issued and outstanding units of ownership interest of the Company to Nanochem Solutions, Inc.

                                       (b)

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
Pro-Forma Consolidated Statement of Income and
Comprehensive Income
For the Year Ended December 31, 2017
Unaudited


                                     FSI ENP
                                  Year Ended     Year Ended         Pro-forma  Pro-forma
                                  December 31,   December 31,
                                     2017            2017    Notes  Adjustment Consolidated
                               -----------------------------------------------------------

                                                                    $
Sales                               $15,494,325   $7,624,901   a.   (313,889) $22,805,337

Cost of sales                         9,508,827    4,374,111 a., b. (303,284)  13,579,654
                               ------------------------------       ----------------------

Gross profit                          5,985,498    3,250,790           10,605   9,225,683
                               ------------------------------                 ------------

Operating Expenses
   Wages                              1,647,780      302,039                    1,949,819
   Administrative Salaries            1,007,850      230,704                    1,238,554
   Advertising and promotion             18,257      201,851                      220,108
   Investor relations                   152,362            -                      152,362
   Office and miscellaneous             238,195       40,320                      278,515
   Insurance                            285,418       74,244                      359,662
   Interest expense                      44,125       39,526   c.     280,500     364,151
   Rent                                 241,286       10,769                      252,055
   Consulting                           133,949       49,099                      183,048
   Professional fees                    222,743       95,519                      318,262
   Travel                               137,392      112,469                      249,861
   Telecommunications                    26,071       17,992                       44,063
   Shipping                              19,624            -                       19,624
   Research                              98,928       88,831                      187,759
   Commissions                          112,678            -                      112,678
   Bad debt expense                       1,191      128,736                      129,927
   Currency exchange                     64,870            -                       64,870
   Utilities                             21,339            -                       21,339
                               ------------------------------                 ------------

                                      4,474,058    1,392,099                    6,146,657
                               ------------------------------                 ------------

Operating income                      1,511,440    1,858,691                    3,079,026
   Gain on involuntary
   disposition                      (2,043,614)            -                  (2,043,614)
   Other items                          134,499     (19,026)                      115,473
                               ------------------------------                 ------------

Income before income taxes            3,420,555    1,877,717                    5,007,167
   Income taxes                       1,665,814            -   d.    (81,510)   1,584,304
                               ------------------------------                 ------------
Net income for the period             1,754,741    1,877,717                    3,422,862
   Less - income
   attributable to
   non-controlling interests                  -            -   e.     657,201     657,201
                               ------------------------------                 ------------
Net income attributable to
controlling interest                  1,754,741    1,877,717                    2,765,661
   Other comprehensive
   income                             (431,115)            -                    (431,115)
                               ------------------------------       ----------------------
Comprehensive income for the
period                               $2,185,856   $1,877,717         $866,797  $3,196,776
                               ==============================       ======================
Weighted average number of common shares
(basic)                                                                        11,485,580
Weighted average number of common shares
(diluted)                                                                      11,725,482
Income per share (basic and
diluted)                                                                           $ 0.24

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
Pro-Forma Consolidated Statement of Income and Comprehensive
Income
For the Nine Months Ended September 30, 2018
Unaudited

                                      FSI            ENP
                                9 Months Ended  9 Months Ended
                                                  Sept. 30,           Pro-forma    Pro-forma
                                Sept. 30, 2018      2018      Notes  Adjustments  Consolidated
                               ------------------------------------------------------------


Sales                               $12,155,351   $ 6,419,642   a.   $(366,437) $18,208,556
Cost of sales                         7,693,981     4,047,627 a., b.  (344,897) 11,396,711
                               -------------------------------       ----------------------


Gross profit                          4,461,370     2,372,015            21,540  6,811,845
                               -------------------------------                  -----------

Operating Expenses

   Wages                              1,184,290       281,887                    1,466,177
   Administrative Salaries              811,646       121,875                      933,521
   Advertising and promotion             10,209       156,382                      166,591
   Investor relations                   107,378             -                      107,378
   Office and miscellaneous             183,395        43,401                      226,796
   Insurance                            207,387        60,634                      268,021
   Interest expense                      22,222        51,479   c.      210,375    284,076
   Rent                                 185,991         4,633                      190,624
   Consulting                            93,134        31,920                      125,054
   Professional fees                    141,600        64,951                      206,551
   Travel                               103,005        97,781                      200,786
   Telecommunications                    21,083        14,028                       35,111
   Shipping                              13,117        14,481                       27,598
   Research                              87,251             -                       87,251
   Commissions                           11,629             -                       11,629
   Bad debt expense                           -             -                            -
   Currency exchange                  (113,826)             -                    (113,826)
   Utilities                             13,032             -                       13,032
                               -------------------------------                  -----------
                                      3,082,543       943,452                    4,236,370
                               -------------------------------                  -----------

Operating income                      1,378,827     1,428,563                    2,575,475
   Gain on involuntary
   disposition                      (1,714,261)             -                   (1,714,261)
   Other items                         (22,795)      (12,342)                     (35,137)
                               -------------------------------                  -----------
Income before income taxes            3,115,883     1,440,905                    4,324,873
   Income taxes                         421,783             -   d.     (64,936)    356,847
                               -------------------------------                  -----------
Net income for the period             2,694,100     1,440,905                    3,968,026
   Less - income
   attributable to
   non-controlling interests    -                           -   e.      504,317    504,317
                               -------------------------------                  -----------
Net income attributable to
controlling interest                  2,694,100     1,440,905                    3,463,709
   Other comprehensive expense          188,331             -                      188,331
                               -------------------------------       ----------------------
Comprehensive income for the                                          $          $
period                              $ 2,505,769   $ 1,440,905           671,296  3,275,378
                               ===============================       ======================
Weighted average number of common shares
(basic)                                                                         11,627,464
Weighted average number of common shares
(diluted)                                                                       11,802,193
Income per share (basic and
diluted)                                                                             $0.30

1.    BASIS OF PRESENTATION

These unaudited pro-forma consolidated statements of income and comprehensive income of Flexible Solutions International, Inc. ("FSI" or the "Company") have been prepared by management in accordance with accounting principles generally accepted in the United States. The following pro-forma consolidated statements of income and comprehensive income are based on historical consolidated financial statements as adjusted to give effect to the October 1, 2018 acquisition of ENP Investments LLC.("ENP").The unaudited pro-forma consolidated statements of income and comprehensive income for the nine months ended
September 30, 2018 and the year ended December 31, 2017 give effect to the acquisition of ENP as if it had occurred on January 1, 2017.

The unaudited  pro-forma  consolidated  statements  of income and  comprehensive
income  of  the  Company  have  been  compiled  from  the  following   financial
information:

     o Audited consolidated financial statements of the Company for the year ended December 31, 2017;

     o Unaudited consolidated interim financial statements of the Company for the nine months ended September 30, 2018;

     o Unaudited interim financial statements of ENP for the nine months ended September 30, 2018; and

     o Audited financial statements of ENP for the year ended December 31, 2017.

These unaudited pro-forma consolidated financial statements have not been intended to reflect the income and comprehensive income or performance of the Company that would have resulted had the proposed transactions described in note 2 and other pro-forma adjustments occurred as assumed. Further, these unaudited pro-forma consolidated financial statements are not necessarily indicative of the income and comprehensive income or performance that may be attained in the future. These unaudited pro-forma consolidated financial statements should be read in conjunction with the financial information referred to above.

An unaudited pro-forma consolidated balance sheet as at December 31, 2017 and September 30, 2018 has not been included in these pro-forma financial statements as the Company's most recent annual consolidated financial statements as at December 31, 2018 have reflected the transaction.

Amounts in these pro-forma consolidated financial statements are denominated in US dollars.

2.    DESCRIPTION OF THE TRANSACTION

Effective October 1, 2018, the Company, through its NanoChem Solutions Inc. subsidiary, entered into an agreement to purchase 65% of ENP Investments LLC.

Total consideration paid of $5,110,560 was paid through a combination of $10,560 cash on hand, $4,100,000 in debt financing provided by Harris Bank and a $1,000,000 convertible note payable. The convertible note is due on or before September 30, 2023 with 5% interest due per year. At the option of the holder, the Note may be converted to 400,000 shares of the Company's common stock. The Company has the option to extend the note to no later than September 30, 2028.

The following table summarizes the final purchase price allocation of the consideration paid to the respective fair values of the assets acquired and liabilities assumed in ENP Investments LLC as of the effective date.

The effective tax rate for the Company will be 28%.


      Cash paid                              $4,110,5 0
      Convertible note                        1,000,0 0
                                             ---------
      Total consideration                    $5,110,5 0

      Assets acquired:
      Accounts receivable                    $1,071,0 8
      Note receivable                          60,000
      Prepaid expenses                        105,473
      Inventory                               1,867,1 7
      Investments                              84,943
      Equipment                               740,000
      Intangible assets                       3,168,0 0
      Liabilities assumed:
      Account payable                         520,164
      Loans payable                           292,706
      Deferred income taxes                   989,569
                                             ---------
      Total identifiable net assets           5,294,1 2
      Non-controlling interest                2,759,9 7
                                             ---------
      Goodwill                               $2,534,2 5
                                             =========

Had the transaction occurred on January 1, 2017 the pro-forma balance sheet would have reflected a pro-forma adjustment to reduce cash by about $10,000 and increase current and short term debt by $5,100,000. The pro-forma consolidated statements of income and comprehensive income for the year ended December 31, 2017 eliminates sales to the subsidiary, ENP, and includes additional interest expense, net of tax, as a result of the acquisition.

3.    SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro-forma consolidated statements of income and comprehensive income have been compiled using the significant accounting policies as set out in the audited consolidated financial statements of FSI as at and for the year ended December 31,2017. Management has determined that no material pro-forma adjustments are necessary to conform ENP's accounting policies to the accounting policies used by FSI in the preparation of its financial statements. The annual and interim consolidated financial statements of ENP and FSI were presented using the US dollar as its presentation currency.

These unaudited pro-forma consolidated statements of income and comprehensive income should be read in conjunction with FSI's December 31, 2017 audited annual financial statements and the September 30, 2018 interim financial statements, together with ENP's audited financial statements as at and for the year ended December 31, 2017.

4.    PRO-FORMA ADJUSTMENTS

The pro-forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro-forma consolidated statements of income and comprehensive income:

a. Reflects the elimination of sales from the parent company to the subsidiary and the related cost of goods sold in the subsidiary;

b. Reflects the elimination of unrealized profits in inventory that had been sold from the parent company to the subsidiary;

c. Reflects the additional interest expense that would have been incurred by the parent company on the debt incurred to finance the acquisition. The interest expense is based on the principal outstanding throughout the periods with interest only payments at 5% and 5.5% per annum;

d. Reflects the tax effects to the consolidated entity as a result of the additional interest expense and the reduction in the profits for inventory sold from the parent to the subsidiary not yet sold at the period ends. The statutory tax rate of 28% has been applied to the pro-forma adjustments;

     Reflects the allocation of income of ENP to the non-controlling interests.